Exhibit 5.1

Our ref: 70-40610899

19 July 2019

Nielsen Holdings plc

John Smith Drive

Oxford

Oxfordshire

OX4 2WB

United Kingdom

Dear Sirs

Nielsen Holdings plc: Post-Effective Amendment to Form S-8

1.

We are acting on the instructions of Nielsen Holdings plc (the “Company”) in connection with the Post-Effective Amendment No.2 (the “Amendment”) to the Form S-8 Registration Statement (Registration No. 333-188601) (the “Registration Statement”) to be filed by the Company under the US Securities Act of 1933.

Background

2.

The Registration Statement, filed on 14 May 2013, registered 9,300,000 shares of common stock of Nielsen Holdings N.V. available for issuance under the Amended and Restated Nielsen 2010 Stock Incentive Plan (the “2010 Plan”). The Company became the successor issuer to Nielsen Holdings N.V. following a merger transaction effective on 31 August 2015 and expressly assumed the 2010 Plan and adopted the Registration Statement.

3.

On 7 June 2019, the Company filed a registration statement on Form S-8 (the “Form S-8”) to register 7,200,000 ordinary shares each in the Company with a nominal value of EUR 0.07 per share (the “Shares”) to be issued under the Nielsen 2019 Stock Incentive Plan (the “2019 Plan”).

4.

As no new awards may now be granted under the 2010 Plan, the number of Shares for which awards may be granted under the 2019 Plan is equal to 7,200,000 Shares registered in June 2019 plus 3,220,431 Shares which were previously available for issuance under the 2010 Plan and which, under the terms of the 2019 Plan, have become available for issuance under the 2019 Plan (the “Unused 2010 Shares”), plus the number of Shares underlying any award granted under the 2010 Plan that expires or is cancelled, forfeited or terminated for any reason under the terms of the 2010 Plan (together with the Unused 2010 Shares, the “Carryover Shares”). The Amendment reflects that the Carryover Shares may be used for the 2019 Plan.

5.	For the purposes of issuing this letter, we have reviewed only the documents referred to in the Appendix to this letter (the “Documents”).

English law

6.

The opinions set out in this letter (which are strictly limited to the matters stated herein and are not to be read as extended, by implication or otherwise, to any other matters) relate only to English law as applied by the English courts as at today’s date. This letter expresses no opinion on the laws of any other jurisdiction and is governed by English law.

Opinion

7.	On the basis of our understanding of the Documents and the assumptions and subject to the reservations set out below, we are of the opinion that:

(a)	the Company is a public company limited by shares and has been duly incorporated under English law; and

(b)

subject to and upon the Carryover Shares being duly allotted and issued by the Company to participants in the 2019 Plan, the Carryover Shares will be duly and validly authorised and issued, fully paid and no further contributions in respect of such Carryover Shares will be required to be made to the Company by the holders thereof in respect of the issue of such Carryover Shares by reason solely of their being such holders.

Assumptions

8.	The opinions set out in paragraph 7 are based upon the following assumptions (made without investigation):

(a)

that all copy Documents supplied to us are complete, up-to-date, authentic and accurate and conform to the originals which themselves are genuine and that all signatures, stamps and seals thereon are genuine;

(b)	that each party to the Documents has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under such Documents;

(c)	that the rules of the 2010 Plan and 2019 Plan which we have examined are in force, were validly adopted by the Company and have been and will be operated in accordance with their terms;

(d)	that the Carryover Shares will, before allotment or issue, have been fully paid up in accordance with the Companies Act 2006;

(e)	that the Carryover Shares have been and will be issued or transferred in accordance with the rules of the 2019 Plan;

(f)	that any representation, warranty or statement of fact or law, other than as to the laws of England, made in any of the Documents is true, accurate and complete;

(g)

that all resolutions of the board of directors and/or of the committees required to approve or operate the 2019 Plan (including in respect of the allotment and issue of Shares) were duly passed at properly convened meetings of duly appointed directors or, as the case may be, duly appointed committees of directors and/or properly convened meetings of the relevant trustee (or in the case of written resolutions, were duly adopted) and that such resolutions have not been amended or rescinded and are and will remain in full force and effect;

(h)

that all resolutions of the shareholders of the Company required to authorise the allotment of the Carryover Shares or approve the 2019 Plan were duly passed and at properly convened meetings of the shareholders of the Company and have not been amended or rescinded and are and will remain in full force and effect;

(i)

that there has been no alteration in the status or condition of the Company since a search carried out at the Companies House of England and Wales on 19 July 2019 at 10:12 a.m. and an enquiry by telephone in respect of the Company at the Central Index of Winding Up Petitions on 19 July 2019 at 10:12 a.m.. However, it is our experience that such searches may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England nor do they indicate whether or not insolvency proceedings have been commenced elsewhere;

(j)

that each director of the Company has disclosed any interests which he may have in the 2019 Plan in accordance with the provisions of the Companies Act 2006 and the articles of association of the Company;

(k)

that each director of the Company (and each member of any relevant committee) discharged his fiduciary duty owed to the Company and acted honestly and that each relevant trustee discharged its fiduciary duties and acted honestly;

(l)	that the offering or award of Carryover Shares under the 2019 Plan has been duly authorised by, and has and will be made in accordance with, the relevant Documents;

(m)	that there have been no amendments to the articles of association of the Company referred to in the Appendix; and

(n)	that save for the Documents, there is no other document or arrangement which modifies or supersedes any of the Documents.

9.

We express no opinion as to any agreement, instrument, document or matter other than as specified in this letter. We have not been responsible for investigation or verification of statements of fact (including statements as to foreign law).

10.

This letter is given solely for the purposes of the Company filing the Form S-8 and for the information of the persons to whom it is addressed and may not be relied upon for any other purpose or disclosed to or relied upon by any other person without our prior written consent. Furthermore this letter is given on the basis that any limitation on the liability of any other person to the persons to whom this letter is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

Benefit of opinion

11.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission (the “Commission”) as an exhibit to the Amendment. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the US Securities Act of 1933 or the rules and regulations of the Commission thereunder. Save as aforesaid, this opinion is addressed to the Company on the understanding that it may not be transmitted to any person for any purpose or quoted or referred to in any other public document or filed with any other government agency or other person without our prior consent.

Yours faithfully

/s/ Clifford Chance LLP

Clifford Chance LLP

Appendix

Documents Reviewed

The Documents referred to in Paragraph 5 of this letter are copies of the following which have been provided to us by the Company with the exception of the documents referred to in (4) and (7) below which have been obtained from the United Kingdom’s Companies House and the Central Index of Winding Up Petitions as the case may be on 19 July 2019.

(1)	The draft Amendment

(2)	A certificate signed by the Company Secretary attesting that the Plan was approved by the board of the Company at its meeting on 21 February 2019

(3)	The public announcement that the shareholder resolution approving the Plan was passed at the annual general meeting held on 21 May 2019

(4)	The current articles of association of the Company

(5)	The rules of the 2010 Plan

(6)	The rules of the 2019 Plan

(7)	The searches referred to in paragraph 8(i) of this Legal Opinion